Exhibit 10.2

LEASE TERMINATION AGREEMENT

THIS LEASE TERMINATION AGREEMENT (this “Agreement”) is entered into as of this 29th day of February, 2012, by and between FSP 50 SOUTH TENTH STREET CORP., a Delaware corporation (“Landlord”), and RYAN COMPANIES US, INC., a Minnesota corporation (“Tenant”).

RECITALS

WHEREAS, Landlord and Tenant are parties to that certain Lease Agreement dated September 28, 2000, as amended by that certain First Amendment to Lease dated March 20, 2002, that certain Second Amendment to Lease dated June 4, 2002, that certain Third Amendment to Lease dated June 11, 2002, and that certain Fourth Amendment to Lease dated August 23, 2006 (as so amended, the “Lease”).

WHEREAS, Landlord and Tenant now wish to terminate the Lease under the terms and conditions set forth below.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual covenants and conditions set forth below, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.	Capitalized Terms. Capitalized terms used herein and not otherwise defined have the meanings assigned to them in the Lease.
2.	Termination. Notwithstanding anything to the contrary in the Lease, the Expiration Date of the Lease is hereby revised to be March 31, 2012 for all purposes thereunder. Landlord expressly acknowledges and agrees that Tenant will not vacate or surrender the Premises upon such Expiration Date of the Lease, and therefore Tenant shall have no liability under Section 19 of the Lease at the Expiration Date as defined in this Agreement.

3.	Conditions to Effectiveness of Agreement. Notwithstanding anything to the contrary herein, this Agreement shall be of no force or effect until (a) Tenant has entered into a sublease for a portion of the Premises with Target Corporation, which sublease shall be satisfactory to Tenant in form and substance, in Tenant’s sole discretion, (b) Tenant has entered into a sub-sublease with JL Buchanan, Inc. for a portion of the Premises, which sub-sublease shall be satisfactory to Tenant in form and substance, in Tenant’s sole discretion, and (c) Landlord has entered into a lease with Target Corporation that covers all of the Premises, which lease shall be satisfactory to Landlord in form and substance, in Landlord’s sole discretion (such conditions are collectively referred to herein as the “Conditions”). In the event all of the Conditions have not been satisfied on or before February 29, 2012, as evidenced by written notice, on or before February 29, 2012, from Tenant to Landlord of the satisfaction of Conditions (a) and (b) and from Landlord to Tenant of the satisfaction of Condition (c), then this Agreement shall automatically terminate and have no further force or effect.

4.	Ratification; Conflict. Except as set forth in this Agreement, the Lease is hereby ratified and confirmed and continues in full force and effect. In the event of any conflict between the Lease and this Agreement, this Agreement shall control.

5.	Counterparts. This Agreement may be executed in any number of counterparts, which, when taken together, shall constitute a complete and original document.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first above written.

RYAN COMPANIES US, INC.	FSP 50 SOUTH TENTH STREET CORP.

/s/ Thomas M. Gray	/s/ George J. Carter
By: Thomas M. Gray	By: George J. Carter
Its: Vice President	Its: President